UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

Gritstone bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38663	47-4859534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 300
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 871-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRTS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

New Lease

On September 23, 2021, Gritstone bio, Inc. (the “Company”) entered into a Lease (the “New Lease”), effective as of September 23,

2021 (the “Effective Date”), with RREF II Kenmore Lessor III LLC and RREF II Kenmore Lessor IV LLC (collectively, the “Landlord”) to lease approximately 73,495 square feet of office and laboratory space located at the Beacon Building at (i) 650-660 Beacon Street in Boston, Massachusetts (the “650 Premises”) and (ii) 648 Beacon Street in Boston, Massachusetts (the “648 Premises” and, together with the 650 Premises, the “Premises”) for the Company’s new Boston office.

The term of the New Lease commences on the Effective Date and ends on the tenth (10th) anniversary of the Rent Commencement Date, described below. The Company has the option to extend the term of the New Lease for two (2) additional consecutive five (5) year terms. The New Lease also provides for early access to the Premises for the purpose of installing furniture, fixtures, equipment (including laboratory equipment) and similar items.

The Company’s obligation for the payment of base rent (the “Base Rent”) for the Premises commences on the date on which the Landlord delivers to the Company the newly constructed 650 Premises, substantially completed, which is currently expected to occur on or around January 3, 2023 (the “Rent Commencement Date”). The Base Rent will be reduced until the date on which the Landlord delivers to the Company the newly constructed 648 Premises, substantially completed, which is currently expected to occur on or around April 1, 2023 (the “Reduced Base Rent Expiration Date”). Following the Reduced Base Rent Expiration Date, the Base Rent will be fixed at $587,960.00 per month and will increase by approximately 3% per annum. The Company will also be obligated to pay to the Landlord certain costs, taxes and operating expenses related with the New Lease and the Premises, subject to certain exclusions. The Landlord will provide the Company with an improvement allowance of up to approximately $19.1 million in the aggregate for costs relating to the design, permitting and construction of improvements to the Premises.

In connection with its entry into the New Lease and as a security deposit, the Company has provided the Landlord a letter of credit in the amount of approximately $4.6 million, which may be (i) reduced to approximately $3.8 million on the expiration of the fifth (5th) anniversary of the Rent Commencement Date and (ii) further reduced to approximately $3.1 million on the expiration of the seventh (7th) year anniversary of the Rent Commencement Date, so long as there are, and have been, no defaults by the Company under the terms of the Lease.

The Landlord has the right to terminate the New Lease upon customary events of default. The Company may also terminate the New Lease, among other reasons, if the Premises are not ready for occupancy after April 1, 2025.

The foregoing summary of the material terms of the New Lease is qualified in its entirety by the terms of the New Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Creation of a Direct Financial Obligation

The information set forth in or incorporated by reference into Items 1.01 and 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

First Amendment to the 2016 Lease

On September 21, 2021, the Company entered into the First Amendment (the “First Amendment”) to that certain Lease, dated as of February 11, 2016, by and between BMR-Sidney Research Campus, LLC (the “40 Erie Landlord”) and the Company, pursuant to which the Company leases certain premises located at 40 Erie Street and 200 Sidney Street in Cambridge, Massachusetts (the “2016 Lease”).

Pursuant to the First Amendment, the Company and the 40 Erie Landlord agreed to extend the term of the 2016 Lease for an additional period of three (3) years, commencing on May 1, 2022 and ending on April 30, 2025, for all spaces covered by the 2016 Lease. The First Amendment also modifies the base rent payable, commencing on May 1, 2022.

The foregoing summary of the material terms of the First Amendment is qualified in its entirety by the terms of the First Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Third Amendment to the License Agreement

On September 21, 2021, the Company entered into the Third Amendment (the “Third Amendment”) to that certain License Agreement, dated as of September 6, 2018, by and between MIL 21E, LLC (the “Licensor”) and the Company, pursuant to which the Company has a license to use certain premises located at 21 Erie Street in Cambridge, Massachusetts (as subsequently amended on July 11, 2019 and May 20, 2020, the “License Agreement”).

Pursuant to the Third Amendment, the Company and the Licensor agreed to extend the term of the License Agreement for an additional period of five (5) months, commencing on September 1, 2022 and ending on January 31, 2023, for all spaces covered by the License Agreement. The Third Amendment also modifies the base rent payable, commencing on September 1, 2022.

The foregoing summary of the material terms of the Third Amendment is qualified in its entirety by the terms of the Third Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Office/Laboratory Lease, by and between Gritstone bio, Inc. and RREF II Kenmore Lessor III LLC and RREF II Kenmore Lessor IV LLC, effective as of September 23, 2021.

10.2	First Amendment to Lease, by and between Gritstone bio, Inc. and BMR-Sidney Research Campus KKC, effective as of September 21, 2021.

10.3	Third Amendment to Office/Laboratory Lease, by and between Gritstone bio, Inc. and MIL 21E, LLC, effective as of September 21, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gritstone bio, Inc.

Date:	September 29, 2021	By:	/s/ Andrew Allen
Andrew Allen President and Chief Executive Officer